As filed with the Securities and Exchange Commission on July 5, 2006

Registration No. 333-121790

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ICON Leasing Fund Eleven, LLC

(Exact name of registrant as specified in governing instruments)

DELAWARE	7359	20-1979428
(State or other jurisdiction of organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

100 FIFTH AVENUE, NEW YORK, NEW YORK 10011 (212) 418-4700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joel S. Kress

Senior Vice President and General Counsel

ICON Capital Corp.

100 Fifth Avenue, Fourth Floor

New York, New York 10011

(212) 418-4700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Deborah Schwager Froling, Esquire

Arent Fox PLLC

1050 Connecticut Avenue, N.W.

Washington, DC 20036

(202) 857-6075

(counsel to registrant)

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

This Post-Effective Amendment to the registration statement shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended.

Termination of the First Offering and Deregistration of Shares

of Limited Liability Company Interests

Pursuant to ICON Leasing Fund Eleven, LLC’s (“Fund Eleven”) Registration Statement on Form S-l, as amended (SEC File No. 333-121790) (the “Registration Statement”), Fund Eleven registered up to 200,000 shares of limited liability company interests with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “First Offering”).

Fund Eleven’s Registration Statement was declared effective on April 21, 2005. Effective July 3, 2006, Fund Eleven terminated the First Offering and is filing this post-effective amendment to the Registration Statement in order to withdraw from registration those securities covered by the Registration Statement that remained unsold to the public.

Of the 200,000 shares of limited liability company interests, 199,895.3569 were sold as of July 3, 2006, the termination date. Accordingly, Fund Eleven hereby amends the Registration Statement to withdraw from registration 104.6431 shares of limited liability company interests.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 5, 2006.

ICON LEASING FUND ELEVEN, LLC (a Delaware limited liability company)

By:	ICON Capital Corp. its Manager

By:	*
Name: Thomas W. Martin Title: Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on July 5, 2006.

Signatures	Title(s)
*	Chief Executive Officer and Chairman of ICON Capital Corp., the Manager of the Company; Principal Executive Officer of the Company
Beaufort J. B. Clarke

*	President and Director of ICON Capital Corp.
Paul B. Weiss

*	Chief Operating Officer, Chief Financial Officer and Director of ICON Capital Corp.; Principal Financial Officer and Principal Accounting Officer of the Company
Thomas W. Martin

*By:	/S/ MICHAEL A. REISNER
Michael A. Reisner Attorney-in-Fact

II-1